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                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE
                               SEPTEMBER 25, 2007

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 248-9130
                               BCSB Bankcorp, Inc.

                               BCSB BANKCORP, INC.
    PROVIDES EARNINGS GUIDANCE FOR THREE MONTHS ENDING SEPTEMBER 30, 2007 AND
                   EXTENDS TERMINATION DATE OF STOCK OFFERING

SEPTEMBER 25, 2007, BALTIMORE, MD - BCSB Bankcorp, Inc. (Nasdaq: BCSB) announced today earnings guidance for the three months ending September 30, 2007. In addition, BCSB Bancorp, Inc., the proposed holding company for Baltimore County Savings Bank, F.S.B. following the second step conversion and stock offering, announced today that it was extending the termination date for the subscription and community offering to 12:00 noon on October 19, 2007 and that it is extending the latest date to which it may extend this termination date without notice until December 3, 2007, unless the Office of Thrift Supervision approves a later date. Persons who have already submitted an order in the subscription and community offering will have the right to confirm, increase, decrease or rescind their orders to give prospective purchasers in the offering an opportunity to review the earnings guidance.

EARNINGS GUIDANCE FOR THE THREE MONTHS ENDING SEPTEMBER 30, 2007

We anticipate that we will incur a net loss for the three months ending September 30, 2007. Our expectation of a net loss is based on an anticipated reduction in net interest income compared to the three months ended June 30, 2007, as well as certain expenses we expect to incur in the three months ending September 30, 2007.

Net interest income is expected to decrease by approximately $190,000 during the three months ending September 30, 2007 compared to the three months ended June 30, 2007. Of this amount, $50,000 represents the effect of accelerated repayments by borrowers within the indirect lending portfolio. The remaining decrease reflects the higher cost of special certificate of deposit products recently introduced to attract new customers.

During the three months ending September 30, 2007, salaries and related expense is expected to include a pre-tax expense of approximately $80,000 in connection with our policy to pay employees for unused sick leave and vacation pay. Effective October 1, 2007 this policy will be changed to eliminate this expense in future periods. In addition, we expect to incur approximately $150,000 on a pre-tax basis related to an agreement we entered into in connection with the retirement of William M. Loughran, our Executive Vice President and Chief Lending Officer. Under this agreement, Mr. Loughran, who is retiring after 34 years of service with us, will receive the equivalent of one year's salary and benefits and will remain as a director.


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Professional fees for the three months ending September 30, 2007 are expected to include increased fees, relative to the three months ended June 30, 2007, for consulting and legal services totaling approximately $150,000 on a pre-tax basis. These fees relate to special, limited scope consulting and legal projects that have been completed. We continue to aggressively pursue further collection of losses sustained as a result of the check kiting scheme previously reported and will expense an additional $296,000 on a pre-tax basis in connection with pursuing and defending various claims in the bankruptcy estate of the former customer and with other litigants with competing claims seeking to recover limited available assets. We feel it is prudent to recognize this expense at this time in light of the complex and protracted nature of the ongoing proceeding. At this time, we do not believe, however, that we will incur additional material expenses in connection with this matter. Other expenses also are expected to include an expense of approximately $200,000 on a pre-tax basis for Federal Deposit Insurance Corporation insurance premiums due to a new premium assessment methodology applicable in 2007.

As a result of the above items, we anticipate that we will incur net after tax losses totaling between approximately $300,000 and $350,000 during the three months ending September 30, 2007.

EXTENSION OF OFFERING

In order to give potential purchasers in the offering an opportunity to review the above earnings guidance, we have extended the termination date for our subscription and community offering until 12:00 p.m., Eastern time, on October 19, 2007. In addition, we have extended the latest date to which we may extend this termination date without notice until December 3, 2007, unless the Office of Thrift Supervision approves a later date. The conversion must be consummated within 24 months following the earlier of the approval of the conversion by the members of Baltimore County Savings Bank, M.H.C. or the stockholders of BCSB Bankcorp, Inc. Special meetings of the members of Baltimore County Savings Bank, M.H.C. and the stockholders of BCSB Bankcorp, Inc. are scheduled for October 11, 2007. We have prepared a new order form that is printed on blue paper. Persons who are interested in purchasing shares should submit an order form using the blue order form, together with full payment for the shares ordered. ANY ORDERS NOT SUBMITTED ON THE BLUE ORDER FORM, INCLUDING ORDERS SUBMITTED ON THE ORIGINAL ORDER FORM WE PROVIDED TO PROSPECTIVE PURCHASERS IN THE OFFERING, WILL NOT BE ACCEPTED.

RESOLICITATION OF PERSONS WHO HAVE PLACED ORDERS

Persons who have already submitted an order in the subscription or community offering have the right to confirm, increase, decrease or rescind their orders. Such persons will receive appropriate instructions on how to advise us of their choices. WE WILL RESCIND THE ORDERS OF ANY PERSONS AS TO WHOM WE DO NOT RECEIVE INSTRUCTIONS AT THE BALTIMORE COUNTY SAVINGS BANK, F.S.B. CONVERSION CENTER BY 12:00 NOON, EASTERN TIME, ON OCTOBER 19, 2007, AND RETURN ALL FUNDS SUBMITTED, WITH INTEREST.

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Any questions regarding the offering should be directed to the Stock Information
Center at (410) 248-1189. Hours of operation are from 10:00 a.m. to 4:00 p.m., Monday through Friday, except for bank holidays. Founded in 1955, Baltimore County Savings Bank operates under its holding company, BCSB Bankcorp, Inc. BCSB provides regional community banking solutions through 18 locations across the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998. For more information, visit www.baltcosavings.com.

This press release contains certain forward-looking statements about our earnings and the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, difficulties in selling the common stock or in selling the common stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertainty regarding the outcome of litigation and legislative and regulatory changes that could adversely affect the business in which BCSB Bancorp and Baltimore County Savings Bank are engaged.
A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus, as supplemented, forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form). BCSB Bancorp has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Shareholders of BCSB Bankcorp are urged to read the proxy statement/prospectus, as supplemented, because it contains important information. Investors are able to obtain all documents filed with the SEC by BCSB Bancorp free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by BCSB Bancorp may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, DC. The directors, executive officers, and certain other members of management and employees of BCSB Bankcorp are participants in the solicitation of proxies in favor of the conversion from the shareholders of BCSB Bankcorp. Information about the directors and executive officers of BCSB Bankcorp is included in the proxy statement/prospectus filed with the SEC.

Baltimore County Savings Bank, M.H.C. has mailed to voting members as of August 22, 2007 a proxy statement with respect to the plan of conversion and reorganization, including a prospectus. Members as of that date will receive a copy of a prospectus supplement. Members of Baltimore County Savings Bank, M.H.C. are urged to read the proxy statement and prospectus, as supplemented, because it contains important information. The shares of common stock of BCSB Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.